As filed with the Securities and Exchange Commission on May 19, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GEN RESTAURANT GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	87-3424935
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

11480 South Street, Suite 205

Cerritos, CA 90703

(562) 356-9929

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas V. Croal

11480 South Street, Suite 205

Cerritos, CA 90703

(562) 356-9929

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Ben A. Stacke, Esq.

Griffin D. Foster, Esq.

Faegre Drinker Biddle & Reath LLP
2200 Wells Fargo Center

90 South Seventh Street
Minneapolis, Minnesota 55402
(612) 766-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated May 19, 2026

PROSPECTUS

$50,000,000

GEN RESTAURANT GROUP, INC.

Class A Common Stock

We may offer and sell up to $50,000,000 of shares of our Class A common stock, par value $0.001 per share (our “common stock”), from time to time in one or more offerings. This prospectus provides you with a general description of our common stock.

Each time we offer and sell our common stock, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the common stock. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement, together with the documents we incorporate by reference, before you invest in our common stock.

We may offer and sell the common stock described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of our common stock, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No shares of common stock may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such common stock.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON STOCK.

Our common stock is listed on the Nasdaq Global Market under the symbol “GENK.” On May 18, 2026, the last reported sale price of our common stock on the Nasdaq Global Market was $2.30 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is , 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. By using a shelf registration statement, we may sell up to $50,000,000 of shares of our common stock from time to time and in one or more offerings as described in this prospectus. Each time that we offer and sell our common stock, we will provide a prospectus supplement to this prospectus that contains specific information about our common stock and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any common stock, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), including all documents incorporated herein and therein by reference, together with the additional information described under “Where You Can Find More Information” below.

We have not authorized any underwriter, dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. You must not rely upon any information or representation not so contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement are delivered or securities are sold on a later date.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs. Accordingly, investors should not place undue reliance on this information.

THE COMPANY

Overview

GEN Restaurant Group, Inc. is an Asian casual dining restaurant concept that offers an extensive menu of traditional Korean and Korean-American food, including high-quality meats, poultry and seafood, all at a superior value. Founded in 2011 by two Korean immigrants, since the opening of our first restaurant in September 2011 we have grown to 59 company-owned restaurants located in California, Arizona, Hawaii, Nevada, Texas, New York, Oregon, New Jersey, Washington, North Carolina, Florida, and six stores in South Korea. Our restaurants have modern décor, lively Korean pop music playing in the background and embedded grills in the center of each table. We believe we offer our customers a unique dining experience in which guests cook the majority of the food themselves, reducing the need for chefs and servers and providing a similar customer experience across our restaurants.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups (“JOBS”) Act, and a “smaller reporting company,” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As an emerging growth company and a smaller reporting company, we are permitted to follow reduced disclosure requirements compared to those of public companies that are not emerging growth companies or smaller reporting companies. We will remain an emerging growth company until the earlier of (a) the last day of the fiscal year in which we have total annual gross revenue of $1.235 billion or more; (b) the last day of the fiscal year following the fifth anniversary of the date of the completion of our initial public offering; (c) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (d) the date on which we are deemed to be a large accelerated filer under the rules of the SEC, which means the market value of our voting and non-voting common stock that is held by non-affiliates exceeds $700 million as of the last business day of our second fiscal quarter. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to use the extended transition period for complying with new or revised accounting standards; and as a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We will remain a smaller reporting company until the fiscal year following the determination that our voting and non-voting common stock held by non-affiliates is more than $250 million measured on the last business day of our second fiscal quarter, or our annual revenue is more than $100 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is more than $700 million measured on the last business day of our second fiscal quarter. Similar to emerging growth companies, smaller reporting companies are permitted to provide simplified executive compensation disclosure and have certain other reduced disclosure obligations, including, among other things, being required to provide only two years of audited financial statements and not being required to provide selected financial data, supplemental financial information or risk factors.

Corporate Information

Our principal executive offices are located at 11480 South Street, Suite 205, Cerritos, CA 90703, and our telephone number is (562) 356-9929. We maintain a website at www.genkoreanbbq.com. The information contained in, or that can be accessed through, our website is not part of this prospectus.

GENERAL INFORMATION

Unless otherwise indicated or the context otherwise requires, references herein to (i) “GEN Inc.” refers to GEN Restaurant Group, Inc., a Delaware corporation, and not to any of its subsidiaries, (ii) “GEN Restaurant Group” refers to an unconsolidated group of entities listed in the financial statements incorporated by reference herein and owned primarily by either David Kim, our Chief Executive Officer and a director, or Jae Chang, a director, (iii) “GEN LLC” refers to GEN Restaurant Companies, LLC, a Delaware limited liability company and subsidiary of GEN Inc., and (iv) the “Company,” “we,” “us,” “our” and “GEN” refer to GEN Inc. and its consolidated subsidiaries. GEN Inc. was incorporated as a Delaware corporation on October 28, 2021 and prior to the consummation of the Reorganization described below and our initial public offering (our “IPO”), did not conduct any activities other than those incidental to our formation and IPO.

Upon our IPO, the entities comprising GEN Restaurant Group were consolidated as subsidiaries of GEN LLC. The historical owners of GEN Restaurant Group received membership units of GEN LLC in exchange for the ownership interests in GEN Restaurant Group. The following actions took place in connection with the closing of the IPO (collectively, the “Reorganization”):

•
GEN Inc. amended and restated its certificate of incorporation to provide for, among other things, Class A Common Stock and Class B Common Stock.
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That certain Amended and Restated Limited Liability Company Agreement of GEN LLC (the “GEN LLC Agreement”) was amended and restated to provide for, among other things, Class A units and Class B units and appointed GEN Inc. as the managing member of GEN LLC.
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GEN Inc. used the proceeds of the offering to acquire newly issued Class A units of GEN LLC.
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The GEN LLC Agreement permits the members of the GEN LLC to exchange Class B Units for shares of Class A Common Stock on a one-for-one basis (an “Exchange”).
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We entered into a Registration Rights Agreement with the Class B stockholders to provide such holders with certain registration rights whereby, at any time following the first anniversary of the consummation of our IPO, they would have the right to require us to register under the Securities Act of 1933, as amended (the “Securities Act”), the shares of Class A Common Stock issuable upon an Exchange of Class B Units (and the surrender and cancellation of an equivalent number of shares of our Class B Common Stock), subject to certain limitations set forth in the Registration Rights Agreement. The Registration Rights Agreement also provides for piggyback registration rights for the holders party thereto, subject to certain conditions and exceptions.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC for the securities offered by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. Statements contained in this prospectus, any prospectus supplement or any document incorporated herein or therein by reference concerning the provisions of documents are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

We are required to file annual and quarterly reports, current reports, proxy and other information statements and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.genkoreanbbq.com as soon as reasonably practicable after filing such documents with the SEC. The information contained on our website is not part of this prospectus. You also can read these filings, including the registration statement, on the SEC’s website at www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including documents filed after the initial filing date of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement, except for information “furnished” under Items 2.02, 7.01 or 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus, until the termination of the offering of securities described in this prospectus and any applicable prospectus supplement. These documents may include periodic reports, like Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy and other statements. We hereby incorporate by reference the following documents:

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our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 31, 2026;
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the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on March 31, 2026 from our definitive proxy statement on Schedule 14A, filed with the SEC on April 30, 2026;
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our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 filed with the SEC on May 14, 2026;
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our Current Reports on Form 8-K filed with the SEC on March 31, 2026, April 30, 2026 and May 14, 2026; and
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the description of our common stock contained in our Registration Statement on Form 8-A/A filed with the SEC on June 26, 2023, including any amendment or report filed with the SEC for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following:

GEN Restaurant Group, Inc.

Attention: Chief Financial Officer

11480 South Street, Suite 205

Cerritos, CA 90703

(562) 356-9929

Except as provided above, no other information, including information on our website, is incorporated by reference in this prospectus.

RISK FACTORS

Investment in any common stock offered pursuant to this prospectus and any accompanying prospectus supplement involves a high degree of risk. See “Item 1A, Risk Factors” in our most recent Annual Report on Form 10-K and in our subsequent Quarterly Reports on Form 10-Q, risk factors included in any other documents we file with the SEC that are deemed incorporated by reference into this prospectus and the “Risk Factors” section in any applicable prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase our common stock. Before you invest in our common stock, you should carefully consider these risks as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered common stock.

CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

The information in this prospectus, including information in documents incorporated by reference in this prospectus, includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act.

The forward-looking statements are not historical facts but rather are based on current expectations, estimates and projections about our business and industry, and our beliefs and assumptions. Words such as “anticipate,” “believe,” “consider,” “estimate,” “expects,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and variations of these words and similar expressions identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond our control, are difficult to predict and could cause actual results to differ materially (both favorable and unfavorably) from those expressed or forecasted in the forward-looking statements.

These risks and uncertainties include, but are not limited to, those described in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q, and in the “Risk Factors” section in any applicable prospectus supplement. See “Where You Can Find More Information.” Forward-looking statements that were believed to be true at the time made may ultimately prove to be incorrect or false. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. You should not rely upon forward-looking statements as predictions of future events. Unless required by law, we do not undertake and we specifically disclaim any obligation to release publicly the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of events, whether or not anticipated. In that respect, we wish to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made.

This prospectus, any prospectus supplement and the other documents incorporated by reference herein and therein may include statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information.

While we believe these industry publications and third-party research, surveys and studies are reliable, we have not independently verified such data.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of our common stock as set forth in the applicable prospectus supplement.

DIVIDEND POLICY

We are not required to pay any dividends, but we did declare and pay a special cash dividend on our common stock during 2025. However, we do not presently have a plan to pay cash dividends on our common stock in the future. Payment of future cash dividends, if any, will be at discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs, outstanding indebtedness, plans for expansion and restrictions imposed by our debt arrangements, if any.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material provisions of our capital stock, as well as other material terms of our amended and restated certificate of incorporation and our amended and restated bylaws. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to our amended and restated certificate of incorporation and our amended and restated bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is a part and are incorporated by reference herein. We encourage you to read our amended and restated certificate of incorporation and our amended and restated bylaws for additional information.

General

Our authorized capital stock consists of 70,000,000 shares of Class A Common Stock, 50,000,000 shares of Class B Common Stock and 10,000,000 shares of “blank check” preferred stock, $0.001 par value per share.

Common Stock

We have two classes of common stock: Class A and Class B. Each share of Class A Common Stock entitles the holder to one vote per share, while each share of Class B Common Stock entitles the holder to ten votes per share. Holders of our Class A Common Stock and Class B Common Stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as provided in our amended and restated certificate of incorporation or as otherwise required by applicable law. Pursuant to our amended and restated certificate of incorporation, we may not amend, alter, repeal or waive the provisions of our amended and restated certificate of incorporation that relate to the terms of our capital stock without the approval of the holders of a majority of the then outstanding shares of our Class B Common Stock, voting as a class. Holders of the Class A Common Stock and Class B Common Stock, as the case may be, would also have a separate class vote if we subdivide, combine or reclassify shares of the other class without concurrently subdividing, combining or reclassifying shares of such class in a proportional manner. Pursuant to the Delaware General Corporation Law (the “DGCL”), the holders of the outstanding shares of a class shall be entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation, if the amendment would increase or decrease the par value of the shares of such class or alter or change the powers, preferences or special rights of the shares of such class so as to affect them adversely.

Class A Common Stock

Voting. Holders of our Class A Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Stockholders do not have the ability to cumulate votes for the election of directors.

Dividends. Holders of our Class A Common Stock are entitled to receive dividends when and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock.

Dissolution and Liquidation. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our Class A Common Stock will be entitled to receive pro rata our remaining assets available for distribution.

No Preemptive Rights. Holders of our Class A Common Stock do not have preemptive, subscription, redemption or conversion rights.

Issuance of Additional Class A Common Stock. We may issue additional shares of Class A Common Stock from time to time, subject to applicable provisions of our amended and restated certificate of incorporation, our amended and restated bylaws and the DGCL. We are obligated to issue Class A Common Stock (subject to the transfer and exchange restrictions set forth in the GEN LLC Agreement) to holders of Class B Units who exchange their Class B

Units of GEN LLC for shares of our Class A Common Stock on a one-for-one basis (unless we elect to satisfy such exchange for cash). When a Class B Unit is exchanged for a share of our Class A Common Stock, the corresponding share of our Class B Common Stock will automatically be surrendered and cancelled.

Class B Common Stock

Voting. Holders of our Class B Common Stock are entitled to ten votes for each share held of record on all matters submitted to a vote of stockholders. Stockholders do not have the ability to cumulate votes for the election of directors.

Dividends. Holders of our Class B Common Stock are not entitled to dividends in respect of their shares of Class B Common Stock.

Dissolution and Liquidation. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, the holders of our Class B Common Stock will not be entitled to receive any distributions.

No Preemptive Rights. Holders of our Class B Common Stock do not have preemptive, subscription, redemption or conversion rights. The Class B Common Stock is subject to automatic retirement upon an exchange of a Class B Unit of GEN LLC for a share of Class A Common Stock.

Issuance of Additional Class B Common Stock. After our IPO and the Reorganization, no additional issuance of shares of Class B Common Stock will occur, except to holders of Class B Units as necessary to maintain a one-to-one ratio between the number of Class B Units and the number of shares of Class B Common Stock outstanding, including in connection with a stock split, stock dividend, reclassification or similar transaction. In connection with an exchange of a Class B Unit for Class A Common Stock, the corresponding share of Class B Common Stock will automatically be retired.

Preferred Stock

Our amended and restated certificate of incorporation provides that our board of directors has the authority, without further action by the stockholders, to issue up to 10,000,000 shares of preferred stock. Our board of directors is able to issue preferred stock in one or more series and determine the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon our preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preferences and sinking fund terms, any or all of which may be greater than the rights of our common stock. Issuances of preferred stock could adversely affect the voting power of holders of our common stock and reduce the likelihood that holders of our common stock will receive dividend payments and payments upon liquidation. Any issuance of preferred stock could also have the effect of decreasing the market price of our common stock and could delay, deter or prevent a change in control of our company.

Limitations on Directors’ and Officers’ Liability

Our governing documents limit the liability of, and require us to indemnify, our directors and officers to the fullest extent permitted by the DGCL. The DGCL permits a corporation to limit or eliminate a director’s or officer’s personal liability to the corporation or the holders of its capital stock for breaches of directors’ or officers’ fiduciary duties as directors or officers. This limitation is unavailable for acts or omissions by a director or officer which (i) were not in good faith, (ii) were the result of intentional misconduct or a knowing violation of law, (iii) the director or officer derived an improper personal benefit from (such as a financial profit or other advantage to which the director or officers was not legally entitled) or (iv) breached the director’s or officer’s duty of loyalty. The DGCL also prohibits limitations on director liability under Section 174 of the DGCL, which relates to certain unlawful dividend declarations and stock repurchases, and officer liability in any action by or in the right of the corporation. Our amended and restated certificate of incorporation includes provisions that eliminate, to the extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as a director or officer, as the case may be. Our amended and restated bylaws also provide that we must indemnify and advance reasonable expenses to our directors and officers to the fullest extent authorized by the DGCL. We are also expressly authorized to carry directors’ and officers’ insurance for our directors, officers and certain employees for certain liabilities. We maintain insurance that insures our directors and officers against certain losses and which insures us against our obligations to indemnify the directors and officers.

Exclusive Forum Clause

Our amended and restated certificate of incorporation provides that, unless we select or consent in writing to the selection of another forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court or a federal court located within the State of Delaware) shall be the exclusive forum for any “internal corporate claims,” as defined in our amended and restated certificate of incorporation. It is possible that a court could find our exclusive forum provision to be inapplicable or unenforceable. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers. In addition, our amended and restated certificate of incorporation provides that the federal district courts of the United States will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. We note, however, that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. This forum selection provision will not apply to claims brought to enforce a duty or liability created by the Exchange Act.

Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock is deemed to have notice of and consented to the foregoing provisions.

Delaware Takeover Statute

We are subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years prior to the determination of interested stockholder status, did own) 15% or more of a corporation’s voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Provisions of Our Certificate of Incorporation and Bylaws to be Adopted and Delaware Law That May Have an Anti-Takeover Effect

Provisions of the DGCL, our amended and restated certificate of incorporation and our amended and restated bylaws could make it more difficult to acquire our company by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of these provisions outweigh the disadvantages of discouraging certain takeover or acquisition proposals because, among other things, negotiation of these proposals could result in an improvement of their terms and enhance the ability of our board of directors to maximize stockholder value. However, these provisions may delay, deter or prevent a merger or acquisition of us that a stockholder might consider is in its best interest, including those attempts that might result in a premium over the prevailing market price of our common stock.

Classified Board of Directors

Our amended and restated certificate of incorporation provides that our board of directors be divided into three classes of directors, with the classes to be as nearly equal in number as possible, designated Class I, Class II and Class

III. Pursuant to our amended and restated certificate of incorporation, Class I directors shall initially serve until the first annual meeting of stockholders following the effectiveness of our amended and restated certificate of incorporation; Class II directors shall initially serve until the second annual meeting of stockholders following the effectiveness of our amended and restated certificate of incorporation; and Class III directors shall initially serve until the third annual meeting of stockholders following the effectiveness of our amended and restated certificate of incorporation. Commencing with the first annual meeting of stockholders following the effectiveness of our amended and restated certificate of incorporation and ending with the third annual meeting of stockholders thereafter, directors of each class the term of which shall then expire shall be elected to hold office for a three-year term.

The classification of directors has the effect of making it more difficult for stockholders to change the composition of our board of directors. Our amended and restated certificate of incorporation provides that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the board of directors.

Removal of Directors; Vacancies

Our amended and restated certificate of incorporation and amended and restated bylaws provide that any director may only be removed for cause by the affirmative vote of at least a majority of the voting power of our outstanding shares of common stock. Each director is to hold office until the next election of the class for which such director shall have been chosen and until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. Vacancies and newly created directorships on the board of directors may be filled at any time by the remaining directors, whether resulting from an increase in the number of directors or the death, removal or resignation of a director.

No Cumulative Voting

The DGCL provides that a stockholder’s right to vote cumulatively in the election of directors does not exist unless the certificate of incorporation specifically provides otherwise. Our amended and restated certificate of incorporation does not permit cumulative voting.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals

Our amended and restated certificate of incorporation and amended and restated bylaws provide that special meetings of the stockholders may be called by or at the direction of the board of directors, the chairperson of our board or the chief executive officer with the concurrence of a majority of the board of directors. In addition, our amended and restated certificate of incorporation and amended and restated bylaws provide that special meetings of the stockholders may not be called by stockholders.

Our amended and restated certificate of incorporation and amended and restated bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our company.

Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as director. In order for any matter to be “properly brought” before a meeting, a stockholder will have to comply with such advance notice procedures and provide us with certain information. Our amended and restated bylaws allow the chairperson of the meeting of stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if such rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of our company.

Supermajority Voting for Amendments to Our Governing Documents

Our amended and restated certificate of incorporation require the affirmative vote of at least 66 2⁄3% of the voting power of all shares of our common stock then outstanding in order to amend certain provisions, including those relating to our expected public benefit purpose, the removal of directors, the rights and privileges of the common stock, indemnification, exclusive forum and the prohibition on stockholder action by written consent. Our amended and restated certificate of incorporation and amended and restated bylaws provide that the board of directors is expressly authorized to adopt, amend or repeal our bylaws and that our stockholders may amend our bylaws only with the approval of at least 66 2⁄3% of the voting power of all shares of our common stock then outstanding.

Stockholder Action by Written Consent

The DGCL permits any action required to be taken at any annual or special meeting of the stockholders to be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock entitled to vote thereon were present and voted, unless the certificate of incorporation provides otherwise. Our amended and restated bylaws preclude stockholder action by written consent.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuance without your approval. The DGCL does not require stockholder approval for any issuance of authorized shares. However, the applicable stock exchange listing requirements require stockholder approval of certain issuances equal to or exceeding 20% of the then-outstanding voting power or the then-outstanding number of shares of common stock. No assurances can be given that our shares will remain so listed. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. As discussed above, our board of directors has the ability to issue preferred stock with voting rights or other preferences, without stockholder approval. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or otherwise.

Registrar and Transfer Agent

Our registrar and transfer agent for all shares of common stock is Computershare Trust Company, N.A.

PLAN OF DISTRIBUTION

Our Plan of Distribution

We may sell our common stock from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.

Each time that we sell common stock covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the common stock and the proceeds to us, if applicable.

Offers to purchase our common stock being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase our common stock from time to time. Any agent involved in the offer or sale of our common stock will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the common stock being offered by this prospectus, the common stock will be sold to the dealer, as principal. The dealer may then resell the common stock to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the common stock being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the common stock to the public. In connection with the sale of the common stock, we or the purchasers of common stock for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the common stock to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase our common stock as a principal, and may then resell the common stock at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of our common stock, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of our common stock may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of such common stock may be deemed to be underwriting discounts and commissions under the Securities Act. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock will be listed on the Nasdaq Global Market. To facilitate the offering of our common stock, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. This may include over-allotments or short sales of our common stock, which involve the sale by persons participating in the offering of more shares of common stock than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our common stock by bidding for or purchasing common stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if common stock sold by them is repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell common stock covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use common stock pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of common stock, and may use common stock received from us in settlement of those derivatives to close out any related open borrowings of common stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell our common stock short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

The validity of the issuance and sale of the common stock offered pursuant to this prospectus will be passed upon for us by Faegre Drinker Biddle & Reath LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of GEN Restaurant Group, Inc. as of December 31, 2025 and for the year ended December 31, 2025, incorporated in this Registration Statement by reference to the Annual Report on Form 10-K for the year ended December 31, 2025, have been so incorporated in reliance on the report of CBIZ CPAs P.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of GEN Restaurant Group, Inc. as of December 31, 2024 and for the year ended December 31, 2024, incorporated in this Registration Statement by reference to the Annual Report on Form 10-K for the year ended December 31, 2025, have been so incorporated in reliance on the report of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connections with the securities being registered hereby. Each item listed is estimated, except for the SEC registration fee and Financial Industry Regulatory Authority, or FINRA, filing fee.

SEC registration fee	$6,905
FINRA filing fee	8,000
Printing expenses	$(1)
Legal fees and expenses	$(1)
Accounting fees and expenses	$(1)
Transfer agent fees and expenses	$(1)
Miscellaneous fees and expenses	$(1)
Total	$14,905

(1) These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Section 102(b)(7) of the DGCL, provides that a Delaware corporation, in its certificate of incorporation, may limit the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director or officer, except for liability for:

•
any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders;
•
any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law;
•
a director, for any unlawful payment of dividends or redemption of shares;
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any transaction from which the director or officer derived an improper personal benefit; or
•
an officer, in any action by or in the right of the corporation.

Section 145(a) of the DGCL provides, in general, that a Delaware corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, so long as the person acted in good faith and in a manner he or she reasonably believed was in or not opposed to the corporation’s best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a Delaware corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the corporation to obtain a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably

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incurred by the person in connection with the defense or settlement of such action, so long as the person acted in good faith and in a manner the person reasonably believed was in or not opposed to the corporation’s best interests, except that no indemnification shall be permitted without judicial approval if a court has determined that the person is to be liable to the corporation with respect to such claim. Section 145(c) of the DGCL provides that, if a present or former director or officer has been successful in defense of any action referred to in Sections 145(a) and (b) of the DGCL, the corporation must indemnify such officer or director against the expenses (including attorneys’ fees) he or she actually and reasonably incurred in connection with such action.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise against any liability asserted against and incurred by such person, in any such capacity, or arising out of his or her status as such, whether or not the corporation could indemnify the person against such liability under Section 145 of the DGCL.

The Company’s amended and restated certificate of incorporation provides that, to the fullest extent permitted by the DGCL, no director or officer shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. The Company’s amended and restated bylaws provide that each person who was or is threatened to be made a party to, or was or is otherwise involved in, any threatened, pending or completed proceeding by reason of the fact that he or she is or was a director or officer of the Company or was serving at the request of the Company as a director, officer, employee, agent or trustee of another entity shall be indemnified and held harmless by us to the full extent authorized by the DGCL against all expense, liability and loss actually and reasonably incurred in connection therewith, subject to certain limitations.

The Company has entered into indemnification agreements with each of its executive officers and directors that provide, in general, that the Company will indemnify them to the fullest extent permitted by law in connection with their service to the Company or on its behalf. Further, the Company maintains directors’ and officers’ insurance to cover its directors, officers, and some of its employees for certain liabilities.

Item 16. Exhibits

Exhibit Number	Exhibit Description
1.1*	Form of Underwriting Agreement
3.1	Amended and Restated Certificate of Incorporation (incorporated by reference to the Company’s Form 8-K, Exhibit 3.1, filed July 6, 2023)
3.2	Amended and Restated Bylaws of GEN Restaurant Group Inc. (incorporated by reference to the Company’s Form 8-K, Exhibit 3.2, filed July 6, 2023)
4.1	Warrant to Purchase Class A Common Stock (incorporated by reference to the Company’s Form S-1, Amendment No. 1, Exhibit 4.1, filed June 14, 2023)
10.1	Amended and Restated Limited Liability Company Agreement (incorporated by reference to the Company’s Form S-1, Exhibit 10.1, filed May 26, 2023)
10.2	Registration Rights Agreement (incorporated by reference to the Company’s Form S-1, Exhibit 10.4, filed May 26, 2023)
5.1**	Opinion of Faegre Drinker Biddle & Reath LLP
23.1**	Consent of CBIZ CPAs P.C., independent registered public accounting firm
23.2**	Consent of Marcum, LLP, independent registered public accounting firm
23.3*	Consent of Faegre Drinker Biddle & Reath LLP (included in Exhibit 5.1)
24.1	Power of Attorney (incorporated by reference to the signature page)
107	Filing Fee Table
*	If applicable, to be filed by amendment or by a report filed under the Exchange Act and incorporated herein by reference.
**	Filed herewith.

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Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that: Paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will,

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as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining the liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cerritos, State of California, on the 19th day of May, 2026.

GEN RESTAURANT GROUP, INC.

By:	/s/ David Kim
Name:	David Kim
Title:	Chief Executive Officer

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POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints each of David Kim and Thomas V. Croal with full power of substitution and resubstitution, his or her true and lawful attorney-in fact and agent, with full powers to sign for us, in our names and in the capacities indicated below, the registration statement on Form S-3 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, and any and all amendments to said registration statement (including post-effective amendments), granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorney-in-fact or his substitute may lawfully do or cause to be done by virtue of this power of attorney. This power of attorney may be executed in counterparts and all capacities to sign any and all amendments.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ David Kim David Kim	Chief Executive Officer (Principal Executive Officer) (Director)	May 19, 2026

/s/ Thomas V. Croal Thomas V. Croal	Chief Financial Officer (Principal Financial and Accounting Officer)	May 19, 2026

/s/ Jae Chang	Director	May 19, 2026
Jae Chang

/s/ Michael B. Cowan Michael B. Cowan	Director	May 19, 2026

/s/ Jonathan Gregory Jonathan Gregory	Director	May 19, 2026

/s/ David H. Park	Director	May 19, 2026
David H. Park

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